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                                 EXHIBIT 10. 13

MODIFICATION DATED JUNE 21, 1995, TO THAT CERTAIN REVOLVING LOAN AGREEMENT BETWEEN FIRST AMERICAN NATIONAL BANK AND UNITED FOODS, INC., DATED APRIL 7, 1993.

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June 21, 1995



Mr. Carl Gruenewald
Senior Vice President and CFO
United Foods, Inc.
Ten Pictsweet Drive
Bells, TN  38006-0119

Re:  Modification of the Revolving Credit Cap

Dear Carl:

This letter agreement will modify the $23,000,000.00, Loan Agreement dated April 7, 1993 and Amended on June 29, 1994, whereby Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

           4.1 The Commitment. Subject to the terms and conditions herein set out, Lender agrees and commits to make loan advances and issue Letters of Credit to or for the account of the Borrower from time to time, from the Closing Date until the Revolving Credit Loan Maturity Date, in an aggregate amount t of Total Exposure not to exceed, at any one time outstanding, the lesser of (a) Thirteen Million Dollars ($13,000,000.00) during the months of January through May of any year, and Twenty-Three Million Dollars ($23,000,000.00) during the months of June through December of any year or (b) the Borrower's Borrowing Base, as defined in Article
      I. The amounts of the maximum Commitment provided in clause (a) of the preceding sentence shall be decreased by Three Million Dollars ($3,000,000.00) upon the recordation of a mortgage encumbering the Utah Property.

If you are in agreement with this modification please sign below and return one original to me. I have included a second original for your records. Thank you for your continued business.

Sincerely,

FIRST AMERICAN NATIONAL BANK

s/nDavid C. May

David C. May
Executive Vice President


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Mr. Carl Gruenewald
Page Two


We hereby agree to the modifications contained herein on this 22nd day of June, 1995:

UNITED FOODS, INC.




By:  s/nCarl W. Gruenewald, II
     -----------------------------
     Carl W. Gruenewald, II
     Senior Vice President and CFO



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